SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934


                        Date of Report (Date of earliest
                       event reported): February 26, 2004
                                -----------------

                              EVENTEMP CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its Charter)

Nevada                              0-49837                     88-0349241
--------------------------------------------------------------------------------
(State or other                 (Commission File              (IRS Employer
jurisdiction of Incorporation)       Number)              Identification Number)


              2001 Hermann Drive, Houston, Texas 77004 (Address of
--------------------------------------------------------------------------------
                    principal executive offices) (Zip Code)

                         Registrant's telephone number,
                       including area code: 713/248-5981
 -------------------------------------------------------------------------------

                     _______________________________________
                  (Former address if changed since last report)

ITEM 2.

ACQUISITION OR DISPOSITION OF ASSETS

                                   Background

         Eventemp Corporation (the "Company") was incorporated on November 30, 1995 under the laws of the State of Nevada. The Company was formed for the purpose of commercially exploiting a proprietary self-contained climate control system for vehicles (known as the Etemp system) that allowed the user to call his or her vehicle from any available telephone and pre-cool or pre-heat the interior of the vehicle within five minutes before arriving with the engine turned off. By the spring of 2000, management decided to abandon this business, and the Company had existed essentially as a "shell" since that time. For almost the past two years, the Company had been seeking a company or companies that it could acquire or with which it could merge. During this period of time, the Company did not find an acquisition candidate that the Company believed to be suitable. For reasons given hereinafter, the Company has adopted a significant change in its corporate direction. It has decided to focus its efforts on the acquisition of attractive crude oil and natural gas prospects, and the exploration, development and production of oil and gas on these prospects.

         In connection with the change in the Company's business focus, the Company has undertaken the following activities:

         * The Company expanded its Board of Directors from one member to two members and elected Jimmy D. Wright to fill the newly created vacancy. Mr. Wright has considerable experience in the oil & gas industry. Keith D. Spickelmier remains as the Company's other director. For more information about Messrs. Wright and Spickelmier, see "Current Management" herein.
         * The Company elected Jimmy D. Wright as the Company's Chief Executive Officer and Chief Financial Officer. Keith D. Spickelmier remains as the Company's Chairman of the Board.
         * The Company acquired 20% undivided interests in certain oil and gas leases, which required the filing of this Current Report on Form 8-K. The interests in these leases were acquired from Westside Energy, L.P. ("Westside"). Jimmy D. Wright, the Company's new Chief Executive Officer and Chief Financial Officer, is the sole owner of Westside. The related leases cover approximately 819 gross acres of land in Jack, Wise and Denton Counties in Texas in an area usually referred to as the Barnett Shale. For more information about this region, see "Plan of Operation - Proposed Initial Activities" herein. As of the date of this filing, no wells have been drilled on these leases to prove the existence of oil and gas under these properties. For more information about these interests and their acquisition, see "Acquisition of Initial Oil & Gas Interests" herein.
         * The Company has interviewed potential operators, and drilling, completion, construction and other requisite contractors for the Company's first test well and has narrowed the area in which the Company's first well will be drilled. Each service provider being interviewed has been actively involved in the Barnett Shale for a significant period of time with a proven track record of productive wells.
         * The Company raised "seed" capital in the amount of approximately $320,800 from Mr. Spickelmier, Westside and from Bering Partners No. 2, LLC, an entity owned by Mr. Spickelmier, Westside and other investors. A total of $280,000 of this capital was structured in the form of a loan by Bering Partners No. 2, LLC to the Company secured by all of the Company's assets, including the Company's oil and gas interests briefly described above and more extensively described herein as well as all future oil and gas interests. For more information about this loan, see "Plan of Operation
                  - Capital Requirements" herein. The remaining $40,800 of the initial capital took the form of an equity investment in the Company's common stock. Mr. Spickelmier and Westside made this investment in exchange for the issuance to them of an aggregate of 4,080,000 shares of the Company's common stock.

         After compliance with all applicable laws, rules and regulations (including, without limitation, the proxy rules of the Securities and Exchange Commission), the Company intends to change its corporate name to "Westside Energy, Corp." to reflect the Company's new business focus.

                           Forward-Looking Statements

         The description of the Company's new oil and gas exploration and production business contained herein includes forward-looking statements. The Company has based these forward-looking statements largely on its current expectations and projections about future events and financial trends affecting the financial condition of oil and gas business that the Company will now undertake. The forward-looking statements are generally accompanied by words such as "plan," "intend," "estimate," "expect," "believe," "should," "would," "could," "anticipate" or other words that convey uncertainty of future events or outcomes. One should not place undue reliance on these forward-looking statements, which apply only as of the date of this Report. The Company's actual results could differ materially from those stated or implied by these forward-looking statements due to risks and uncertainties associated with the Company's business. The principal risks and uncertainties associated with the Company's business will be described in the Company's next Annual Report on Form 10-KSB due near the end of March 2004. The Company is under no duty to update any of the forward-looking statements contained in this Report after the date hereof to conform such statements to actual results.

                                Plan of Operation

General

         The Company intends to engage primarily in the exploration and development of oil and gas properties, initially in the State of Texas. The Company's major emphasis will be in the participation in the oil and gas segment, acquiring interests in producing oil or gas properties and participating in drilling operations. The Company's principal products will be crude oil and natural gas. The Company intends to engage in a broad range of activities associated with the oil and gas business in an effort to develop oil and gas reserves. With the assistance of the Company's management, independent contractors retained from time to time by the Company, and, to a lesser extent, unsolicited submissions, the Company intends to identify prospects that it believes are suitable for acquisition and drilling.

         When the Company acquires an interest in acreage on which exploration or development drilling is planned, the Company will assess the relative potential and risks of each prospect and determine the degree to which the Company will participate in the exploration or development drilling. In the right circumstances, the Company will assume the entire risk of the acquisition and drilling. On the other hand, the Company may determine that it will be more beneficial to invite industry participants to share the risk and the reward of the prospect by financing some or all of the costs of drilling contemplated wells. In such cases, the Company may retain a carried working interest, a reversionary interest, or may be required to finance all or a portion of the Company's proportional interest in the prospect. Although this approach will reduce the Company's potential return should the drilling operations prove successful, it will also reduce the Company's risk and financial commitment to a particular prospect.

         Conversely, the Company may from time to time participate in drilling prospects offered by other persons if the Company believes that the potential benefit from the drilling operations outweighs the risk and the cost of the proposed operations. This approach will allow the Company to diversify into a larger number of prospects at a lower cost per prospect, but these operations (commonly known as "farm-ins") are generally more expensive than operations where the Company offers the participation to others (known as "farm-outs").

         In addition to its exploration and drilling activities, the Company expects that it will try to accumulate oil and gas reserves through the purchase of existing reserves from others. In this connection, the Company may initiate workovers, recompletions, development drilling, secondary and tertiary recovery operations and other production enhancement techniques to maximize current production and the ultimate recovery of reserves acquired or developed.

         There can be no assurance that the Company will be successful in its exploratory and production activities. The oil and gas business involves numerous risks, the principal ones of which will be described in the Company's next Annual Report on Form 10-KSB due near the end of March 2004.

Proposed Initial Activities

         Currently, the Company's primary area of interest is in the Barnett Shale located in the state of Texas. The Company has acquired 20% undivided interests in certain leases covering approximately 819 gross acres of land in Jack, Wise and Denton Counties in Texas in the Barnett Shale. The Company has just begun the initial phase of its plan of operation. To date the Company has not commenced any drilling or other exploration activities on the properties that it has leased and thus the Company does not have any estimates of oil and gas reserves on such properties. Consequently the Company has not reported its reserve estimates to any state or federal authority. The Company cannot assure anyone that it will find commercially producible amounts of oil and gas. Moreover, at the present time, the Company cannot finance the initial phase of its plan of operation solely through its own current resources. Consequently, the Company plans on undertaking certain financing activities described in "Plan of Operation - Capital Requirements" herein. The success of the initial phase of the Company's plan of operation depends upon the Company's ability to obtain additional capital to drill its wells. The Company cannot assure anyone that it will obtain the necessary capital.

         An article in the January 19, 2004 edition of the Oil & Gas Journal described the Barnett Shale as "one of the hottest areas of drilling activity in the continental US." Houston-based Mitchell Energy made the first economic completion in the Barnett Shale in the early 1980's. At the end of 2002, the Barnett Shale had 1,870 producing wells. During summer 2003, it had an average rig count of 50. The Barnett Shale now is considered as a world-class, unconventional, blanket gas reservoir. At current gas prices, wells drilled in this area are regarded as low-risk, high-reward propositions because of their long-term, steady production. Once focused largely in Denton and Wise counties, expansion has been directed north into Montague and Cooke counties, and south into Tarrant, Parker, and Johnson counties. Productive characteristics vary widely across the Barnett Shale, reflecting the geologic variability of the formation itself. Moreover, the Barnett Shale has presented difficulty in establishing sufficient recovery efficiency, but highly detailed reservoir characterization studies and more refined drilling, completion, and fracturing practices have improved well deliverability and economics. The largest operator in the Barnett Shale is Devon Energy Corp, which reported total revenues from all activities in 2002 of $4.3 billion. Devon now operates about 1,500 wells in the Barnett core area, representing about 60-70% of the producing wells in the total Barnett area. It holds about 120,000 acres in the core area and 430,000 acres outside. In 2004, Devon plans to drill about 150 wells.

         The initial phase of the Company's plan of operation will involve drilling and testing wells on the Company's currently leased approximately 819 gross acres in the Barnett Shale to prove reserves, completing promising test wells, extracting the oil, gas and other hydrocarbons that the Company finds, and delivering them to market. The Company believes that this acreage is sufficient for drilling either 10 horizontal wells or 20 vertical wells or some combination of the two types of wells. If the initial phase of the Company's plan of operation is fully implemented, the Company will drill, test and complete these wells over the next two years. The Company is also in the process of acquiring rights in additional acreage.

         The Company anticipates that each vertical well in its targeted area will cost approximately $750,000 to complete and that each horizontal well in its targeted area will cost approximately $1,500,000 to complete. The Company's anticipated costs of drilling operations are based on estimates obtained from third-party service providers whom the Company believes will be available to it to provide the services that the Company will need. However, the actual costs of such operations may be more or less than the estimates contained herein. If actual costs of operations exceed the Company's estimates to any significant degree, the Company may require additional funding to achieve its initial objectives.

            Before committing substantial resources, including obtaining necessary permits and preparing for drilling on any particular leased property, the Company plans to complete its due diligence on its leased property. The Company expects that, in acquiring oil and gas leases or undivided interests in oil and gas leases, the Company will not incur the expense of retaining lawyers to examine the title to the mineral interest to be placed under lease or already placed under lease. Rather, the Company will rely upon the judgment of oil and gas lease brokers or landmen who perform the field work in examining records in the appropriate governmental office before attempting to place under lease a specific mineral interest. This is customary practice in the oil and gas industry. Prior to the drilling of an oil and gas well, however, it is the normal practice in the oil and gas industry for the person or company acting as the operator of the well to obtain a preliminary title review of the spacing unit within which the proposed oil and gas well is to be drilled to ensure there are no obvious deficiencies in title to the well. The Company does not anticipate that it, or the person or company acting as operator of the wells located on the properties which we intend to lease, will obtain counsel to examine title to such spacing unit until the well is about to be drilled. These practices could expose the Company to certain risks, which will be described in the Company's next Annual Report on Form 10-KSB due near the end of March 2004,

         The Company has not yet identified any specific drill sites, although it has narrowed the area in which the Company's first well will be drilled. The Company will select drill sites based on a variety of factors, including information gathered from historic records and drill logs, proximity to existing pipelines, ease of access for drilling equipment, the presence of oil and natural gas in the immediate vicinity, and consultations with the Company's geologist, operator and driller. Because a majority of this research information has already been obtained, the Company believes that the cost of identifying drill sites will be insubstantial. With the exception of the evaluation of the geological structures that the Company encounters during the drilling process, the cost of which has been factored into the Company's estimated drilling costs, the Company does not anticipate needing any further product research.

         Once the Company has identified a proposed drilling site, it will engage the services of a third party operator licensed to operate oil and gas wells in the State of Texas. The operator will be responsible for permitting the well, which will include obtaining permission from state authorities relative to spacing requirements and any other state and federal environmental clearances required at the commencement of the permitting process. Additionally, the operator will formulate and deliver to all interest owners an operating agreement establishing each participants' rights and obligations in that particular well based on the location of the well and the ownership. In addition to the permitting process, the operator will be responsible for hiring the driller, geologist and land men to make final decisions relative to the zones to be targeted, and actually drilling the well to the target zone. Should the well be successful, the operator would thereafter be responsible for completing the well and connecting it to the most appropriate transmission facility for the hydrocarbons produced. The Company expects to pay the operator commercially prevailing rates.

         The operator will be the caretaker of the well once production has commenced. As such, the operator will be responsible for paying bills related to the well, billing working interest owners for their proportionate expenses in drilling and completing the well, and selling the production from the well. Unless each interest owner sells its production separately, the operator will collect purchase payments from the purchaser of the production, and, once a division order has been established and confirmed by the interest owners, the operator will issue the checks to each interest owner in accordance with its appropriate interest. The operator will not perform these functions when each interest owner sells its production separately, in which case the interest owners will undertake these activities separately. After production commences on a well, the operator also will be responsible for maintaining the well and the wellhead site during the entire term of the production or until such time as the operator has been replaced.

         Although the Company presently does not intend to seek status as a licensed operator, if in the future the Company believes that seeking licensed operator status is appropriate and the Company has adequate staff available to it, the Company may decide to operate its own wells.

         The Company has had preliminary discussions with several companies to act as both the operator and driller of the Company's wells. Management believes that all of the companies being interviewed are amply qualified to act in the preceding capacities. Management foresees no problem in procuring the services of one or more qualified operators and drillers in connection with the initial phase of the Company's plan of operation, although a considerable increase in drilling activities in the area of the Company's properties could make difficult (and perhaps expensive) the procurement of operating and drilling services.

         The driller will be responsible for performing, or contracting with third parties and supervising their efforts, all aspects of the drilling operation except for geological services. The Company currently anticipates that it will continue to utilize outside consultants for services on an as-needed basis.

         Each well will be drilled and tested individually. If commercially producible amounts of oil or gas are present, the well will be completed and facilities installed to connect to gathering or pipeline facilities. Completed wells that are producing and connected to distribution pipelines will begin generating revenues as soon as they begin flowing although actual funds for the sale of production may be delayed and not be received until 30 days after the end of the month of sale or even longer. If any of the Company wells proves to hold commercially producible gas, the Company may need to install necessary infrastructure to permit delivery of the Company gas from the wellhead to a major pipeline. The Company has identified the locations of all major gathering and other facilities currently installed in the general vicinity of the Company's targeted area and has initiated contacts with the owners of these facilities to ascertain their specific requirements with respect to transporting the Company's gas to pipelines for transmission, including volume and quality of gas and connection costs. Management believes that these pipelines basically purchase all available gas that they can. However, some of the owners of these pipelines produce their own gas, which they also transport along with other third-party gas such as that the Company intends to produce. Most of the pipelines in the area of the Company's current oil and gas interests are not required by law to transport any gas that the Company may produce. As a result, if pipelines in the area reach capacity, any productive natural gas well developed by the Company could be "shut-in" because of a lack of available natural gas pipeline capacity.

         The Company cannot accurately predict the costs of transporting its gas products to existing pipelines until it locates its first successful well. The cost of installing an infrastructure to deliver the Company's gas to a pipeline or gatherer will vary depending upon the distance the gas must travel from the wellhead to the tap, tap fees, and whether the gas first must be treated to meet the purchasing company's quality standards. To minimize the costs of transporting gas to existing pipelines, the Company intends to drill as close to existing pipelines as practicable. However, ultimate connection costs cannot now be accurately predicted.

Capital Requirements

         Although the Company believes that it has leased enough land to move forward with the initial phase of its current plan of operation, the Company will have to obtain additional financing before the Company can fully implement this phase. The Company has already raised "seed" capital in the amount of approximately $320,800 from Mr. Spickelmier, Westside Energy, L.P., an entity wholly-owned by Mr. Wright ("Westside"), and Bering Partners No. 2, LLC, an entity owned by the Company's two directors and certain other investors. The Company intends to use the proceeds of this capital either to drill, test and complete the Company's initial well or to acquire rights in additional acreage, or both, and (to a limited extent) for general corporate purposes. A total of $280,000 of this capital was structured in the form of a loan from Bering Partners No. 2, LLC to the Company secured by all of the Company's assets, including the oil and gas interests briefly described herein as well as all such interests acquired in the future. Interest accrues on the loan at a rate of 10% per annum. The principal amount of and accrued interest on the loan is due and payable in a single balloon payment due on February 25, 2005. In consideration of making the loan, the Company granted warrants to the owners of Bering Partners No. 2, LLC to purchase up to an aggregate of 567,580 shares of the Company's common stock for a per-share exercise price of $.50. These warrants have a term of and are exercisable for five years. The remaining $40,800 of the initial capital took the form of an equity investment in the Company's common stock. Mr. Spickelmier and Westside made this investment in exchange for the issuance to them of an aggregate of 4,080,000 shares of the Company's common stock. These shares constitute approximately 68.7% of the shares of the Company's common stock outstanding after the completion of all of the stock issuance described herein. Because the shares of common stock received by Mr. Spickelmier and Westside were not registered under the Securities Act of 1933, as amended (the "Act"), such shares are "restricted securities" (as defined in Rule 144 promulgated under the Act) and accordingly, may not be sold or transferred by Mr. Spickelmier and Westside unless such shares are registered under the Act or are sold or transferred pursuant to an exemption therefrom. In connection with this investment, the Company entered into a "piggy back" registration rights agreements with each of Mr. Spickelmier and Westside, whereby each of them will have the right to include in any registration with the U.S. Securities and Exchange Commission any and all shares owned by them or to be acquired pursuant to derivative securities, including the shares issued in connection with this investment and the shares to be acquired upon exercise of the warrants issued in connection with the loan described above. .

         The Company presently intends to begin drilling its first well by the end of May 2004, provided that sufficient funds are available therefor. Drilling is expected to begin by this date not only because of its fit with the Company's plan of operation but because a lease agreement covering approximately 350 acres in which the Company holds an interest requires drilling to commence by such date or else the lease will be forfeited. The Company will drill and test the well for oil and gas and, if producible amounts of gas are found, complete the well. The Company anticipates that it has sufficient available funds to drill, test and complete its initial well. This amount will be satisfied out of the Company's initial $320,800 financing. However, to drill the initial well, the holder of the 80% undivided interest in the related lease must advance his portion of the drilling costs. If this holder does not do so, the Company would have to find additional financing or another partner. If the Company were unable to do this, it would probably be precluded from commencing drilling of the initial well in time to avoid a loss of the related lease. While the Company would not like for this loss to occur, the Company would then focus drilling the Company's initial well on the Company's remaining property. Management does not believe that such a change in the Company's plan of operation would materially adversely affect the Company. However, in any event, if the Company's plan of operation does progress as planned but the Company's first test well does not prove to hold producible reserves, the Company would not have enough capital to drill and test a second well, and the Company would be forced to cease its drilling operations until such time as further financing became available, if ever.

         The Company will need to raise additional funds to finance its planned operations during the next two years, including fully implementing the initial phase of the Company's plan of operation and making the Company's lease and debt payments as they come due. The Company anticipates that it will need additional funds in the amount of $5,000,000 to complete fully the Company's initial phase of it plan, which entails drilling and completing either 10 horizontal wells or 20 vertical wells or some combination of the two types of wells. With full funding, the Company expects the initial phase of its plan of operation to take approximately two years from start to finish. However, the time line for completion of this phase of the Company's plan of operation depends completely upon the Company's ability to secure additional financing. The Company estimate that it will take approximately two weeks to drill, test and complete each well, and an additional two weeks to four weeks per well to install the facilities to connect to gathering or pipeline facilities, depending on the distance from the well to the pipeline. The Company intends to raise the additional $5,000,000 through a future equity offering.

         The Company currently does not have any binding commitments for, or readily available sources of, additional financing. The Company cannot assure anyone that additional financing will be available to it when needed or, if available, that it can be obtained on commercially reasonably terms. If the Company does not obtain additional financing it will not be able to implement its planned drilling and exploration activities and may not be able to maintain its leases. If the Company is able to obtain additional funds less than the $5,000,000, the Company will have to reduce its plan of operations accordingly, although the Company would strive to complete as many producible wells as possible with the funds available to it. If the Company does not obtain additional financing through an equity or debt offering, the Company may attempt to sell its leasehold interests in some or all of the properties that the Company has leased together with any proprietary information that the Company has developed concerning such properties, such as title searches, title policies, engineering reports and records, core information, drilling reports, and production records, if any. However, the Company cannot assure anyone that the Company will be able to find interested buyers or that the funds received from any such sale would be adequate to fund its activities.

         Production from the Company's exploration and drilling efforts would provide the Company with cash flow, and a proven reserve would increase the value of the Company's leased rights and should enable the Company to obtain bank financing (after the wells have produced for a period of time to satisfy the related lender). Both of these results of which would enable the Company to continue with its initial drilling activities. In fact, cash flow and conventional bank financing are as critical to the Company's plan of operation as the $5,000,000 in additional equity. Management believes that, if the Company's plan of operation progresses (and production is realized) as planned, sufficient cash flow and conventional bank financing will be available for purposes of properly pursuing the Company's plan of operation, although the Company can make no assurances in this regard.

         In addition to the capital necessary to undertake its drilling activities, the Company will need additional financing to make its debt payments on the $280,000 secured financing provided by an entity controlled by management as they come due. By February 25, 2005, the Company will need approximately $312,169 to make its debt payments. Failure to obtain additional financing or complete enough wells to generate sufficient income to pay the debt payments could cause the Company to lose its rights to some or all of the property currently under lease as a result of foreclosure proceedings against such leases by the lender that provided the $280,000 secured financing. This development would obviously make further development impossible. Under these circumstances, the Company could be forced to cease its operations and liquidate its remaining assets, if any.

         To conserve on the Company's capital requirements, the Company intends occasionally to seek other industry investors who are willing to participate in the Company's exploration and production activities. The Company expects to retain a promotional interest in these prospects, but generally the Company will have to finance a portion (and sometimes a significant portion) of the acquisition and drilling costs. Also, the Company may acquire interests in properties by issuing shares of its common stock.

Future Activities

         If the Company is successful in its initial exploratory activities, the Company will continue with the subsequent exploration and development of its current properties and additional properties to be acquired in the future. The continuation of the Company's plan of operation depends on the development of operating wells that are producing gas and generating revenues. The Company intends to lease additional available land to the extent that it believes such land will further the Company's exploration and development activities. Such leases could be in the Barnett Shale, other regions in Texas, or in areas outside of the state of Texas.

                   Acquisition of Initial Oil & Gas Interests

         The Company's 20% undivided interests in the leases covering approximately 819 gross acres of land in Jack, Wise and Denton Counties in Texas and comprising the initial focus of the Company's exploration activities were acquired by the Company from Westside Energy, L.P. ("Westside"), an entity wholly-owned by Jimmy D. Wright, a director of the Company and the Company's new Chief Executive Officer and Chief Financial Officer. The other 80% undivided interests in these leases are held by a private individual who is known to make fairly regular oil and gas investments and who management believes is financially able to fund his share of expenses associated with his interest. The Company's 20% undivided interests in these leases were acquired pursuant to the terms, provisions and conditions of a lease acquisition agreement that management believes to be reasonable and customary. They were acquired in consideration of the issuance by the Company to Westside of 700,000 shares of the Company's common stock and the assumption of the liabilities associated with such interests. These shares constitute approximately 11.8% of the shares of the Company's common stock outstanding after the completion of all of the stock issuance described herein. Because the shares of common stock received by Westside were not registered under the Securities Act of 1933, as amended (the "Act"), such shares are "restricted securities" (as defined in Rule 144 promulgated under the Act) and accordingly, may not be sold or transferred by Westside unless such shares are registered under the Act or are sold or transferred pursuant to an exemption therefrom. In connection with this acquisition, the Company entered into a "piggy back" registration rights agreement with Westside, whereby it will have the right to include in any registration with the U.S. Securities and Exchange Commission any and all shares owned by it or to be acquired pursuant to derivative securities, including the shares issued in connection with this acquisition.

         Mr. Wright has indicated that Westside expended approximately $27,000 in direct costs in connection with the acquisition and maintenance of the interests in the leases conveyed to the Company. In connection with the acquisition of the interests in the leases, in consideration of the Company's agreement to reimburse Westside for all of its reasonable expenses incurred in connection with the offers described immediately hereafter, the Company also acquired and assumed from Westside the rights and obligation of any contracts that would result from the acceptance of certain outstanding lease offers made by Westside to certain landowners. There can be no assurance that all or any of these offers will be accepted and will thus result in binding lease agreements. As a result, the Company cannot determine what rights and obligation that it will eventually have in this regard. However, management believes that, based on its historical experience, the Company should be able to satisfy all payment obligations that the Company incurs as a result of the offers that are accepted.

         The consideration for the acquisition of the interests in the leases described above (including the number of shares issued to Westside) was determined in arms-length negotiations between Mr. Wright and Keith D. Spickelmier, the Company's only member of management at the time. The factors addressed by Mr. Spickelmier in negotiating this consideration included the present developmental status of the leases; the future prospects for the leases in terms of revenues and earnings; an assessment of Mr. Wright's ability to contribute to the management of the Company's business; and anticipated ability of the Company's business to grow by virtue of the Company's ownership of the leases.

         Prior to and at the time of the consummation of the acquisition by the Company of the interests in the leases described above, Mr. Spickelmier and Mr. Wright had been and continued to be co-investors in a couple of other business endeavors. Mr. Spickelmier's large percentage ownership of the Company's outstanding common stock gives to him an interest in assuring that the terms of the Company's acquisition of the leases are commercially reasonable. Accordingly, Mr. Spickelmier does not believe that his prior and current relationship with Mr. Wright impaired his ability to negotiate commercially reasonable terms in connection with the Company's acquisition of the interests in the leases.


                              Markets and Marketing

         The petroleum industry has been characterized by fluctuating crude oil and natural gas commodity prices and relatively stable supplier costs during the past four years. However, during and just prior to 2000, the Organization of Petroleum Exporting Countries ("OPEC") and certain other oil exporting nations reduced their oil export volumes. Those reductions in oil export volumes had a positive impact on world oil prices, as did overall gas supply and demand fundamentals on North American gas prices. During 2001, world oil and North American gas supply and demand fundamentals shifted, primarily as a result of an economic recession curtailing demand, causing reductions in world oil and North American gas prices. During 2002, world oil prices increased in response to political unrest and supply disruptions in the Middle East and Venezuela. During the third and fourth quarters of 2002, North American gas prices improved as market fundamentals strengthened. Worldwide oil and North American gas prices currently remain favorable. However, the outlook for future commodity prices is uncertain. Significant factors that will impact future commodity prices include the final resolution of issues currently impacting the Middle East and Venezuela; the extent to which members of OPEC and other oil exporting nations are able to manage oil supply through export quotas; and overall North American gas supply and demand fundamentals.

         The Company does not expect to refine any of its production, although the Company may have to process some of its production to transport it or to meet the purchasing company's quality standards. Instead, the Company expects that all or nearly all of its production will be sold to a relatively small number of customers. Production from the Company's properties will be marketed consistent with industry practices. The availability of a ready market for the Company's production will depend upon a number of factors beyond the Company's control, including the availability of other domestic production, price, crude oil imports, the proximity and capacity of oil and gas pipelines, and general fluctuations in supply and demand. Although the effect of these factors cannot be accurately predicted or anticipated, the Company does not anticipate any unusual difficulty in contracting to sell its production of oil and gas to purchasers and end-users at prevailing market prices and under arrangements that are usual and customary in the industry. However, there can be no assurance that market, economic and regulatory factors will not in the future materially adversely affect the Company's ability to sell its production. The Company will strive to develop markets with end-users, local distribution companies, and natural gas brokers for gas produced from successful exploratory wells and development wells. The Company expects that most of the natural gas that the Company is able to find (if any) will be transported through gas gathering systems and gas pipelines that are not owned by the Company. The Company's current leased land is in fairly close proximity to gas pipelines suitable for carrying the Company's production. Transportation space on gas gathering systems and pipelines is occasionally limited and at times unavailable due to repairs or improvements being made to the facilities or due to use by other gas shippers with priority transportation agreements or who own or control the relevant pipeline. If transportation space is restricted or is unavailable, the Company's cash flow from the affected properties could be adversely affected. The Company does not now have any long-term sales contracts for any crude oil and natural gas production that it realizes, but it expects that it will generally sell any production that it develops pursuant to these types of contracts. The Company does not believe that it will have any difficulty in entering into long-term sales contracts for its production, although there can be no assurance in this regard.

         Sales prices for oil and gas production are negotiated based on factors normally considered in the industry, such as the spot price for gas or the posted price for oil, price regulations, regional price variations, distance from the well to the pipeline, well pressure, estimated reserves, commodity quality and prevailing supply conditions. Historically, prices of crude oil and natural gas market have experienced high volatility. This high volatility is a result of ever changing perceptions throughout the industry centered on supply and demand. Although the Company cannot predict the occurrence of events that may affect oil and gas prices or the degree to which oil and gas prices will be affected, the prices for any oil or gas that the Company produces should be equivalent to current market prices in the geographic region, and the Company will strive to obtain the best price in the area of its production. The Company's revenues, profitability and future growth will depend substantially on prevailing prices for crude oil and natural gas. Decreases in the prices of oil and gas would likely adversely affect the carrying value of any proved reserves Company is successful in establishing and the Company's prospects, revenues, profitability and cash flow.

                                   Competition

         The Company operates in the highly competitive areas of oil and gas exploration, development and production. The Company believes that the level of competition in these areas will continue into the future and may even intensify. In the areas of oil and gas exploration, development and production, competitive advantage is gained through superior capital investment decisions, technological innovation and costs management. The Company's competitors include major oil and gas companies, a large number of independent oil and gas companies, and numerous individuals. Competition focuses primarily on the acquisitions of properties that appear attractive for the exploration for oil and gas. The principal competitive factors in the acquisition of oil and gas properties include the staff and data necessary to identify, investigate and purchase such properties and the financial resources necessary to acquire and develop them. The Company also will compete for the equipment and labor required to operate and to develop its properties. Most of the Company's competitors have substantially larger operating staffs and greater financial and other resources. In addition, larger competitors may be able to absorb the burden of any changes in federal, state and local laws and regulations more easily than the Company can, which would adversely affect the Company's competitive position. These competitors may be able to pay more for natural gas and oil properties and may be able to define, evaluate, bid for and acquire a greater number of properties than the Company can. In addition, most of the Company's competitors have been operating for a much longer time than the Company has and have demonstrated the ability to operate through a number of industry cycles. The Company's ability to acquire additional properties and to discover reserves in the future will depend upon its ability to evaluate and select suitable properties and to consummate transactions in this highly competitive environment. The effect of the intense competition that the Company will face cannot now be determined.

                                   Regulation
Oil and Gas Regulation

         The availability of a ready market for oil and gas production depends upon numerous factors beyond the Company's control. These factors include state and federal regulation of oil and gas production and transportation, as well as regulations governing environmental quality and pollution control, state limits on allowable rates of production by a well or proration unit, the amount of oil and gas available for sale, the availability of adequate pipeline and other transportation and processing facilities and the marketing of competitive fuels. For example, a productive gas well may be "shut-in" because of an over-supply of gas or lack of an available gas pipeline in the areas in which the Company may conduct operations. State and federal regulations are generally intended to prevent waste of oil and gas, protect rights to produce oil and gas between owners in a common reservoir, and control contamination of the environment. Pipelines and gas plants are also subject to the jurisdiction of various Federal, state and local agencies which may affect the rates at which they are able to process or transport gas from the Company's properties.

         The Company's sales of natural gas will be affected by the availability, terms and costs of transportation. The rates, terms and conditions applicable to the interstate transportation of gas by pipelines are regulated by the Federal Energy Regulatory Commission ("FERC") under the Natural Gas Acts ("NGA"), as well as under Section 311 of the Natural Gas Policy Act ("NGPA"). Since 1985, the FERC has implemented regulations intended to increase competition within the gas industry by making gas transportation more accessible to gas buyers and sellers on an open-access, non-discriminatory basis.

         The Company's sales of oil are also affected by the availability, terms and costs of transportation. The rates, terms, and conditions applicable to the interstate transportation of oil by pipelines are regulated by the FERC under the Interstate Commerce Act. FERC has implemented a simplified and generally applicable ratemaking methodology for interstate oil pipelines to fulfill the requirements of Title VIII of the Energy Policy Act of 1992 comprised of an indexing system to establish ceilings on interstate oil pipeline rates. The FERC has announced several important transportation-related policy statements and rule changes, including a statement of policy and final rule issued February 25, 2000 concerning alternatives to its traditional cost-of-service rate-making methodology to establish the rates interstate pipelines may charge for their services. The final rule revises FERC's pricing policy and current regulatory framework to improve the efficiency of the market and further enhance competition in natural gas markets.

         In the event the Company conduct operations on federal, state or Indian oil and gas leases, such operations must comply with numerous regulatory restrictions, including various nondiscrimination statutes, royalty and related valuation requirements, and certain of such operations must be conducted pursuant to certain on-site security regulations and other appropriate permits issued by the Bureau of Land Management ("BLM") or Minerals Management Service ("MMS") or other appropriate federal or state agencies.

         The Mineral Leasing Act of 1920 ("Mineral Act") prohibits direct or indirect ownership of any interest in federal onshore oil and gas leases by a foreign citizen of a country that denies "similar or like privileges" to citizens of the United States. Such restrictions on citizens of a "non-reciprocal" country include ownership or holding or controlling stock in a corporation that holds a federal onshore oil and gas lease. If this restriction is violated, the corporation's lease can be canceled in a proceeding instituted by the United States Attorney General. Although the regulations of the BLM (which administers the Mineral Act) provide for agency designations of non-reciprocal countries, there are presently no such designations in effect. Certain holders of equity interests in the Company may be citizens of foreign countries, which at some time in the future might be determined to be non-reciprocal under the Mineral Act.

Environmental Regulation

         - General. The Company's activities will be subject to existing federal, state and local laws and regulations governing environmental quality and pollution control. The Company anticipates that, absent the occurrence of an extraordinary event, compliance with existing federal, state and local laws, rules and regulations governing the release of materials in the environment or otherwise relating to the protection of the environment will not have a material effect upon the Company's operations, capital expenditures, earnings or competitive position. The Company's activities with respect to exploration, drilling and production from wells, natural gas facilities, including the operation and construction of pipelines, plants and other facilities for transporting, processing, treating or storing natural gas and other products, will be subject to stringent environmental regulation by state and federal authorities including the Environmental Protection Agency ("EPA"). Such regulation can increase the cost of such activities. In most instances, the regulatory requirements relate to water and air pollution control measures.

         - Waste Disposal. The Company currently leases properties that it will try to use for the production of oil and gas. Although the Company intends to utilize operating and disposal practices that are standard in the industry, hydrocarbons or other wastes may be released on or under the properties that the Company currently or now after owns or leases. State and federal laws applicable to oil and gas wastes and properties have become stricter. In the future, the Company could be required to remediate property, including ground water, containing or impacted by releases of hydrocarbons or other wastes or to perform remedial plugging operations to prevent future or mitigate existing contamination. The Company may generate wastes, including hazardous wastes that are subject to the federal Resource Conservation and Recovery Act ("RCRA") and comparable state statutes. The EPA has limited the disposal options for certain wastes that are designated as hazardous under RCRA ("Hazardous Wastes"). Furthermore, it is possible that certain wastes generated by the Company's oil and gas operations that are currently exempt from treatment as Hazardous Wastes may in the future be designated as Hazardous Wastes, and therefore be subject to more rigorous and costly operating and disposal requirements.

         - Superfund. The federal Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), also known as the "Superfund" law, imposes joint and several liability for costs of investigation and remediation and for natural resource damages, without regard to fault or the legality of the original conduct, on certain classes of persons with respect to the release into the environment of substances designated under CERCLA as hazardous substances ("Hazardous Substances"). These classes of persons or potentially responsible parties ("PRP's") include the current and certain past owners and operators of a facility where there is or has been a release or threat of release of a Hazardous Substance and persons who disposed of or arranged for the disposal of the Hazardous Substances found at such a facility. CERCLA also authorizes the EPA and, in some cases, third parties to take actions in response to threats to the public health or the environment and to seek to recover from the PRP's the costs of such action. Although CERCLA generally exempts petroleum from the definition of Hazardous Substances in the course of the Company's operations, the Company may in the future generate wastes that fall within CERCLA's definition of Hazardous Substances. The Company may also in the future become an owner of facilities on which Hazardous Substances have been released by previous owners or operators. The Company may in the future be responsible under CERCLA for all or part of the costs to clean up facilities at which such substances have been released and for natural resource damages. Crude oil exempt under Superfund may be modified increasing compliance costs. The Company has not been named a PRP under CERCLA nor does the Company know of any prior owners or operators of the Company's current properties that are named as PRP's related to their ownership or operation of such property.

         - Air Emissions. The Company's operations will be subject to local, state and federal regulations for the control of emissions of air pollution. Major sources of air pollutants are subject to more stringent, federally imposed permitting requirements, including additional permits. Administrative enforcement actions for failure to comply strictly with air pollution regulations or permits are generally resolved by payment of monetary fines and correction of any identified deficiencies. Alternatively, regulatory agencies could require the Company to forego construction, modification or operation of certain air emission sources, although the Company believes that in the latter cases the Company would have enough permitted or permittable capacity to continue the Company's operations without a material adverse effect on any particular producing field.

         - Clean Water Act. The Clean Water Act ("CWA") imposes restrictions and strict controls regarding the discharge of wastes, including produced waters and other oil and natural gas wastes, into waters of the United States, a term broadly defined. These controls have become more stringent over the years, and it is probable that additional restrictions will be imposed in the future. Permits must be obtained to discharge pollutants into federal waters. The CWA provides for civil, criminal and administrative penalties for unauthorized discharges of oil, hazardous substances and other pollutants. It imposes substantial potential liability for the costs of removal or remediation associated with discharges of oil or hazardous substances. State laws governing discharges to water also provide varying civil, criminal and administrative penalties and impose liabilities in the case of a discharge of petroleum or it derivatives, or other hazardous substances, into state waters. In addition, the EPA has promulgated regulations that may require the Company to obtain permits to discharge storm water runoff, including discharges associated with construction activities. In the event of an unauthorized discharge of wastes, the Company may be liable for penalties and costs.

         Management believes that the Company is in substantial compliance with current applicable environmental laws and regulations and that continued compliance with existing requirements will not have a material adverse impact on the Company.

                                Legal Proceedings

         The Company is not now involved in any legal proceedings. There can be no assurance, however, that the Company will not in the future be involved in litigation incidental to the conduct of its business.

                                    Employees

         As of the date of this filing, the Company had only one employee, its Chief Executive Officer. The Company expects that it will employ some combination of between three to four employees or outside consultants over the next two years. The Company does not now foresee problems in hiring additional qualified employees to meet its labor needs.

                                   Facilities

         The Company's principal executive offices are fairly small and are located 2100 West Loop South, Suite 900, Houston, Texas 77027. They are rented on essentially a month-to-month basis. Management believes that additional space will be need if the Company's plan of operation progresses in accordance with its terms. Management further believes that such additional space and any required alternative office space can be readily obtained if needed.

                               Current Management

Directors and Officers

         The directors and executive officers of the Company are as follows:

         Name                       Age               Positions

         Keith D. Spickelmier       42         Chairman of the Board

         Jimmy D. Wright            44         Chief Executive Officer and
                                                  Chief Financial Officer

         Keith D. Spickelmier has served as a Director of the Company since May 2002. He also served as the President, Treasurer & Secretary of the Company from May 2002 until February 2004, at which time he resigned so that Jimmy D. Wright could be elected as the Company's Chief Executive Officer. Mr. Spickelmier has also served as an attorney in the capacities of Of Counsel and consultant to the law firm of Haynes and Boone LLP from April 2001 through July 2003. He has also engaged in personal investment activity during that time. Prior to that time, Mr. Spickelmier had been a partner with the law firm of Verner, Liipfert, Bernhard, McPherson and Hand since 1993. He has an undergraduate degree from the University of Nebraska at Kearney and a law degree from the University of Houston.

         Jimmy D. Wright has served as a Director and the Chief Executive Officer and Chief Financial Officer of the Company since February 2004. He continues to serve as the chief executive officer of several entities wholly-owned by him (including Westside Energy, LP) holding investments in oil, gas and related businesses, some of these entities being started as early as August 2002. Mr. Wright has indicated that he does not intend to make any further oil and gas investments through these or any other entities that would be competitive with the Company's business pursuits. >From June 2001 to July 2002, Mr. Wright served in a couple of capacities with the EnergyClear organization, first as Senior Vice President of EnergyClear Operating Corp., then the operator of EnergyClear Corporation. He later was also elected as the President of EnergyClear Corporation itself, then an over-the-counter energy clearinghouse approved by the Commodity Futures Trading Commission. From February 1997 to June 2001, Mr. Wright held various senior management positions with Midcoast Energy Resources Inc., which merged into Enbridge, Inc., a publicly traded company. When he left this organization, Mr. Wright held the position of Chief Executive Officer of an International subsidiary of Enbridge Energy Partners, LP., also a publicly traded company. Mr. Wright holds a Bachelor of Science degree in Mechanical Engineering from the University of Memphis.

         During February 2004, Messrs. Wright and Spickelmier entered into a Voting Agreement pursuant to which they agreed for two years to vote all of their shares of stock in the Company to elect a person nominated by each of them separately (for a total of two nominees) to the Company's Board of Directors.

Management Compensation

As of the date of this Report, the Company had paid no compensation to any member of management during its past three fiscal years. In addition, the Company has not adopted any retirement, pension, profit sharing, stock option or insurance programs or other similar programs for the benefit of its management or employees. Management does not expect to pay any remuneration to itself (other than expense reimbursements) until such time as it is able to raise all or some portion of the $5,000,000 in additional funds to be sought. If the Company is successful in raising all of the $5,000,000 in additional funds to be sought, management expects that the Company will start to pay to management salaries at market levels, consistent with any restrictions on salaries imposed by the investors providing the additional funds.

                              Security Ownership of
                    Certain Beneficial Owners and Management

The following table sets forth as of February 26, 2004 information regarding the beneficial ownership of Common Stock (i) by each person who is known by the Company to own beneficially more than 5% of the outstanding Common Stock; (ii) by each director; and (iii) by all directors and officers as a group.

         Name and Address of                    Beneficial Ownership (1)
         Beneficial Owner                      Number           Percent
         ----------------                      ----------------------------

         Westside Energy, L.P.                    3,213,193(2)     52.7%
         2100 West Loop South, Suite 900
         Houston, Texas 77027

         Jimmy D. Wright                          3,213,193(2)     52.7%
         2100 West Loop South, Suite 900
         Houston, Texas 77027

         Keith D. Spickelmier                     2,438,260(4)     39.9%
         2001 Hermann Drive
         Houston, Texas 77004

         All directors and officers               5,651,543 (5)    90.3%
         as a group (two persons)

(1) Includes shares beneficially owned pursuant to options and warrants exercisable within 60 days.
(2) Includes 3,059,585 shares held directly and 153,608 shares that may be purchased pursuant to warrants that are currently exercisable. Jimmy D. Wright has sole voting power and sole investment power over these shares. These shares are also included in the table in the figure of shares beneficially owned by Mr. Wright..
(3) All of these shares are held by Westside Energy, L.P., an entity over which Mr. Wright has complete control. Accordingly, Mr. Wright has sole voting power and sole investment power over these shares. These shares are also included in the table in the figure of shares beneficially owned by Westside Energy, L.P.
(4) Includes 2,271,868 shares held directly and 166,392 shares that may be purchased pursuant to warrants that are currently exercisable.
(5) Includes 2,271,868 shares held directly, 3,059,585 shares held by a related entity, and 320,000 shares that may be purchased pursuant to warrants that are currently exercisable.

                           Related Party Transactions

         The Company acquired its current oil and gas interests from Westside Energy, L.P., an entity wholly-owned by Jimmy D. Wright, a director of the Company and the Company's new Chief Executive Officer and Chief Financial Officer. For more information about these interests and their acquisition, see "Acquisition of Initial Oil & Gas Interests" herein.

         The Company borrowed approximately $280,000 from Bering Partners No. 2, LLC, an entity owned by the one of Company's directors, an entity wholly-owned by another of the Company's directors, and certain other investors. In connection with this loan, warrants to purchase the Company's common stock were issued to the Company's director who purchased the stock and the entity wholly-owned by another of the Company's directors that also purchased the stock. For more information about this loan and issuances of warrants, see "Plan of Operation - Capital Requirements" herein.

         The Company issued an aggregate of 4,080,000 shares of the Company's common stock to a Company's director and to an entity wholly-owned by another of the Company's directors in consideration of a $40,800 equity investment by them. For more information about this investment and the issuances of common stock, see "Plan of Operation - Capital Requirements" herein.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)  Financial Statements of Business Acquired

         Because the assets, which required the filing of this Current Report on Form 8-K, were not being actively utilized in any business endeavor at the time of their acquisition and for the prior two years, the Company believes that financial statements regarding these assets are not required to be filed as an exhibit to this filing.

         (b)  Pro Forma Financial Information

         Because the assets, which required the filing of this Current Report on Form 8-K, were not being actively utilized in any business endeavor at the time of their acquisition and for the prior two years, the Company believes that pro forma financial information reflecting the Company's acquisition is not required to be filed as an exhibit to this filing.

(c)      Exhibits

         10.01 Agreement, Assignment and Bill of Sale executed by Westside Energy, L.P. in favor of the Company
         10.02    Promissory Note made payable by the Company to the order of
                  Bering Partners No.         2,   LLC  in   the   original
                  principal amount of  $280,000
         10.03 Warrant to Purchase the Company's common stock issued in the name of Westside Energy, L.P.
         10.04 Warrant to Purchase the Company's common stock issued in the name of Keith D. Spickelmier
         10.05    Registration Rights Agreement in favor of Westside Energy,
                  L.P.
         10.06    Registration Rights Agreement in favor of Keith D. Spickelmier
         10.07 Voting Agreement between Westside Energy, L.P. and Keith D. Spickelmier

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     EVENTEMP CORPORATION
                                                     (Registrant)

Date: February 26, 2004                              By:  /s/ Jimmy D. Wright
                                                         --------------------
                                                     Jimmy D. Wright,
                                                     Chief Executive Officer

                                  EXHIBIT INDEX

         Exhibit
         No       Description

         10.01 Agreement, Assignment and Bill of Sale executed by Westside Energy, L.P. in favor of the Company
         10.02    Promissory Note made payable by the Company to the order of
                  Bering Partners No.         2,   LLC  in   the   original
                  principal amount of  $280,000
         10.03 Warrant to Purchase the Company's common stock issued in the name of Westside Energy, L.P.
         10.04 Warrant to Purchase the Company's common stock issued in the name of Keith D. Spickelmier
         10.05    Registration Rights Agreement in favor of Westside Energy,
                  L.P.
         10.06    Registration Rights Agreement in favor of Keith D. Spickelmier
         10.07 Voting Agreement between Westside Energy, L.P. and Keith D. Spickelmier